UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2014

Tekmira Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34949	980597776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100-8900 Glenlyon Parkway Burnaby, British Columbia Canada	V5J 5J8
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (604) 419-3200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, our board of directors appointed Mr. Richard C. Henriques, Jr. to our board of directors. Mr. Henriques has also been appointed to serve on the audit committee of the board of directors. There are no arrangements or understandings pursuant to which Mr. Henriques was selected as a director of our company. There are no related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

In addition, on December 18, 2014 , Dr. Ian MacLachlan, Executive Vice President and Chief Technical Officer of Tekmira, resigned from our company, effective December 31, 2014. In connection with his resignation, we have agreed to pay to Mr. MacLachlan the amounts contemplated by Section 13.7 of his employment agreement, and he has delivered to us a customary release.

Item 8.01. Other Events.

On December 19, 2014, we issued a press release as to the matters described in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated December 19, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekmira Pharmaceuticals Corporation (Registrant)
December 19, 2014 (Date)	/s/ BRUCE G. COUSINS Bruce G. Cousins Executive Vice President and Chief Financial Officer